UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 10, 2006

GSE SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Delaware   0-26494       52-1868008
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    (State or other jurisdiction     (Commission File Number)  (I.R.S. Employer
        of incorporation)      Identification No.)

7133 Rutherford Rd., Suite 200, Baltimore, MD 21244
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(Address of principal executive office and zip code)

(410) 277-3740
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Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Form 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On August 10, 2006, GSE Systems, Inc. (the “Company”) accepted the resignation of Ms. Andrea D. Kantor as a Director of the Company’s Board. Prior to her resignation, Ms. Kantor served on the Board since October 2003, and during her tenure the Company and Ms. Kantor had no disagreements relating to the Company’s operations, policies or practices.

(d) On August 10, 2006 the Board of Directors of the Company elected Mr. O. Lee Tawes, III as a director, replacing Ms. Kantor. Mr. Tawes is the Executive Vice President and Head of Investment Banking and a member of the Board of Directors at Northeast Securities, Inc.  From 2000-2001 he was a Managing Director for C.E. Unterberg, Towbin, an investment and merchant banking firm specializing in high growth technology companies. Mr. Tawes spent 20 years at Oppenheimer & Co. Inc. and CIBC World markets, where he was Director of Equity Research from 1991 to 1999. He was also Chairman of the Stock Selection Committee at Oppenheimer & Co., a member of its Executive Committee and a member of its Commitment Committee. From 1972 to 1990, Mr. Tawes was an analyst covering the food and diversified industries at Goldman Sachs & Co. and Oppenheimer & Co. As food analyst, he was named to the Institutional Investor All America Research Team five times from 1979 through 1984. Mr. Tawes is a graduate of Princeton University and received his MBA from Darden School at the University of Virginia. He serves on various boards including the Board of Trustees and Finance Committee of the St. Andrews School in Middletown Delaware.

Northeast Securities, Inc. (“Northeast”), a registered broker-dealer, served as placement agent in connection with the Company’s February 27, 2006 offering of up to $4.25 million of shares of the Company’s Series A Cumulative Convertible Preferred Stock and Warrants, as described in the Company’s Form 8-K filed with the Securities and Exchange Commission on March 6, 2006. Mr. Tawes received a percentage of the warrants the Company paid Northeast as part of its placement agent fee, and Mr. Tawes further elected to invest in the Company’s February 27th offering. Mr. Tawes currently owns 1,000 shares of the Company’s Series A Preferred Stock and five year warrants to purchase 56,299 shares of the Company’s Common Stock, par value $0.01 at $1.77 per share.

Item 8.01 Other Events

On August 10, 2006, Mr. Jerome Feldman resigned as a member of the Company’s Nominating Committee to the Board of Directors (the “Board”). Mr. Feldman remains the Chairman of the Board, and is a member of the Compensation Committee. We have had no disagreements relating to our operations, policies or practices.

On August 10, 2006 the Board unanimously agreed to (i) the appointment of Mr. Sheldon Glashow to serve as a member of the Nominating Committee and (ii) the appointment of Mr. O. Lee Tawes, III to serve as a member of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: August 16, 2006                /s/ Jeffery G. Hough
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Jeffery G. Hough
Senior Vice President and Chief Financial Officer